UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 22, 2007

Embarq Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-32732	20-2923630
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5454 W. 110th Street Overland Park, Kansas	66211
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code)

(913) 323-4637

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On June 22, 2007, the Board of Directors of Embarq Corporation (the “Company”) increased the size of its Board of Directors from eight to nine members and appointed a new independent director, Richard A. Gephardt. Mr. Gephardt was not appointed to any committees of the board.

Mr. Gephardt serves as a consultant to Goldman Sachs & Co., a senior counsel at DLA Piper and a senior advisor to FTI Consulting. Mr. Gephardt is the President and Chief Executive Officer of Gephardt Group. Mr. Gephardt served as a Member of the U.S. House of Representatives from 1977 to 2005, representing Missouri’s Third District for 28 years and holding key leadership positions, including House Majority Leader from 1989 to 1994 and House Minority Leader from 1995 to 2003. Mr. Gephardt also serves as a director of US Steel Corporation, Spirit Aerosystems, Inc. and Centene Corporation.

Mr. Gephardt will participate in the Company’s Non-Employee Director Compensation Program (the “Non-Employee Director Program”). The Non-Employee Director Program was previously filed as Exhibit 10.13 to the Company’s Annual Report on Form 10-K dated March 9, 2007 (the “Non-Employee Director Program”). Under the terms of the Non-Employee Director Program, in connection with his appointment to the board of directors, Mr. Gephardt is entitled to receive an award of restricted stock units, which will be granted at a subsequent date.

The Company and Mr. Gephardt also will enter into the Company’s standard form of indemnification agreement for directors and officers. The description of the indemnification agreement is qualified in its entirety by the terms of the Form of Indemnification Agreement, a copy of which has been previously filed as Exhibit 10.1 to the Current Report on Form 8-K, filed on May 5, 2006 and incorporated herein by reference.

A copy of the press release announcing the appointment of Mr. Gephardt as a director is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

        (d) Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release dated June 25, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Embarq Corporation

Date: June 25, 2007	By:	/s/ Claudia S. Toussaint
Claudia S. Toussaint Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated June 25, 2007

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